Exhibit 99.1

PHAZAR CORP Reports Second Quarter Fiscal 2013 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--February 11, 2013--PHAZAR CORP (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the unaudited results of operations for the three and six month periods ended December 31, 2012.

Second Quarter Fiscal Year 2013

PHAZAR CORP’s consolidated sales from operations were $1,495,130 for the quarter ended December 31, 2012 compared to sales of $2,092,367 for the quarter ended December 31, 2011. The Company’s decline in revenues of $597,237, or -29%, is attributed to a $1,116,454 non-recurring antenna shipment to EID-Portugal in the second quarter in fiscal year 2012 offset by an upturn in shipboard and safety climb product lines during the second quarter in fiscal year 2013.

Cost of sales and contracts from operations were $931,556 for the quarter ended December 31, 2012, compared to $1,273,062 for the quarter ended December 31, 2011, down $341,506, or -27%. Gross profit margin for the quarter, at 38% is down one basis point from the 39% gross profit margin reported in the comparable period last year.

Selling, general and administration expenses were up 193% for the quarter ended December 31, 2012, to $2,109,890 from $719,588 in the prior year, reflecting a $1,516,338 charge for an impairment on the Tracciare, Inc. note receivable offset by a $126,036 decline in recurring expenses quarter over quarter. The decline in selling, general and administration expense is related to an increase in plant utilization overhead charged to cost of goods sold. Discretionary product development spending for the quarter ended December 31, 2012 was $184,876, or 12% of sales, compared to $127,398, or 6% of sales for the comparable period last year.

During the second quarter of the year ended December 31, 2012, PHAZAR CORP reported large operating losses and projected cash flow shortfalls in the near future. Based on those facts, it is unlikely the remaining net deferred tax assets will be realized. Therefore, an additional valuation allowance of $513,430 has been recorded as a deferred tax expense.

The Company recorded a net loss of $2,234,115, or $(0.96) per share for the three month period ended December 31, 2012 compared to net income of $4,471 or $0.00 per share for the comparable period in the prior year.

Six Month Period Ending December 31, 2012

Consolidated sales from operations for PHAZAR CORP were $2,654,966 for the six months ended December 31, 2012 compared to $3,507,585 for the six months ended December 31, 2011. The Company’s sales decreased by $852,619, or 24% attributable to a $1,116,440 non-recurring shipment in fiscal year 2012 to EID-Portugal offset by an upturn in our shipboard antenna product line.

Costs of sales and contracts from operations were $2,250,962 for the six months ended December 31, 2012 compared to $2,052,381 for the six months ended December 3, 2011, up $198,581, or 10% due to the $600,000 slow moving inventory reserve recorded in the first quarter offset by the decline revenues for the first two quarters of fiscal year 2013. The gross profit margin for the six month period ended December 31, 2012, at 15% was down twenty six basis points compared to the gross profit margin of 41% for the same period in the prior year. The significant decline in gross profit margin is largely attributed to the $600,000 reserve for slow moving inventory that was recorded in the first quarter of fiscal year 2013.

Selling, general and administration expenses of $2,647,886 are up $1,182,928, or 81% for the six months ended December 31, 2012 compared to $1,464,958 for the six month period ended December 31, 2011. The increase in sales and administration expense reflects a $1,516,338 impairment charge on the Tracciare, Inc. note receivable offset by a $333,410 decline related to an increase in plant utilization overhead charged to cost of goods sold for the six month period ended December 31, 2012. Discretionary product development spending for the six month period ended December 31, 2012 was $358,972, or 14% of sales, compared to $226,860, or 7% of sales for the comparable period last year. Year over year there is an increase of $132,112 in discretionary product development spending. The increase represents continued product development for the commercial wireless product line.

During the second quarter of the year ended December 31, 2012, PHAZAR CORP reported large operating losses and projected cash flow shortfalls in the near future. Based on those facts, it is unlikely the remaining net deferred tax assets will be realized. Therefore, an additional valuation allowance of $513,430 has been recorded as a deferred tax expense.

The Company recorded a net loss of $3,019,487, or $(1.30) per share for the six month period ended December 31, 2012 compared to a net loss of $115,784, or $(0.05) per share for the comparable period in the prior year.

Backlog of Orders

The Company’s backlog of orders on December 31, 2012, totaled $2,473,662, up 71% compared to backlog of $1,442,802 at December 31, 2011 and up 66% from June 30, 2012. Incoming orders for the six month period ended December 31, 2012 totaled $3,657,481 versus $2,693,051 for the six month period ended December 31, 2011, an increase of 36% year over year.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the second quarter ended December 31, 2012, estimated to be filed with the Securities and Exchange Commission on or about February 14, 2013.

The Form 10-Q will also be available at the SEC’s website at www.sec.gov and PHAZAR CORP’s website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2012 (Unaudited)	June 30, 2012
CURRENT ASSETS
Cash and cash equivalents	$639,548	$528,876
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of December 31, 2012 and June 30, 2012	429,117	880,342
Inventories (net of slow moving reserve)	2,041,634	2,376,427
Note receivable (net of impairment reserve)	-	1,477,161
Prepaid expenses and other assets	76,063	95,231
Income taxes receivable	29,321	29,321
Deferred income taxes	-	211,674
Total current assets	3,215,683	5,599,032

Property and equipment, net	931,819	997,426
Long-term deferred income tax	-	301,547
TOTAL ASSETS	$4,147,502	$6,898,005

CURRENT LIABILITIES
Accounts payable	$348,345	$274,628
Accrued liabilities	391,211	300,637
Deferred revenues	68,226	19,619
Liabilities held for discontinued operations	114,571	114,571
Total current liabilities	$922,353	$709,455

TOTAL LIABILITIES	$922,353	$709,455

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
2,323,537 issued and outstanding on December 31, 2012 and 2,391,628
issued June 30, 2012	23,236	23,917

Additional paid in capital	4,576,649	4,735,800
Treasury stock, at cost, 0 and 74,691 shares on December 31, 2012
and June 30, 2012, respectively	-	(215,918)
Retained earnings (deficit)	(1,374,736)	1,644,751
Total shareholders’ equity	3,225,149	6,188,550

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,147,502	$6,898,005

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2012		2011	2012	2011
	(Unaudited)			(Unaudited)
Sales and contract revenues		$1,495,130	$2,092,367	$2,654,966	$3,507,585
Cost of sales and contracts		931,556	1,273,062	2,250,962	2,052,381
Gross profit		563,574	819,305	404,004	1,455,204

Selling, general and administration expenses		593,552	719,588	1,131,548	1,464,958
Impairment of note receivable		1,516,338	-	1,516,338	-
Research and development costs		184,876	127,398	358,972	226,860
Total operating expenses		2,294,766	846,986	3,006,858	1,691,818

Operating loss		(1,731,192)	(27,681)	(2,602,854)	(236,614)

Other income
Interest income		34,448	29,585	51,767	67,877
Other income (expense)		(23,941)	4,871	45,030	11,351
Total other income		10,507	34,456	96,797	79,228

Income (loss) from operations before income taxes		(1,720,685)	6,775	(2,506,057)	(157,386)

Income tax expense (benefit)		513,430	2,304	513,430	(53,511)

Net income (loss) before discontinued operations		(2,234,115)	4,471	(3,019,487)	(103,875)

Loss from discontinued operations		-	-	-	(18,044)
Income tax benefit from discontinued operations		-	-	-	6,135
Net loss from discontinued operations		-	-	-	(11,909)

Net income (loss)		$(2,234,115)	$4,471	$(3,019,487)	$(115,784)

Basic loss per common share
Continuing operations	$	(0.96)	$-	$(1.30)	$(0.04)
Discontinued operations		-	-	-	(0.01)
Net loss		$(0.96)	$-	$(1.30)	$(0.05)

Diluted loss per common share
Continuing operations		$(0.96)	$-	$(1.30)	$(0.04)
Discontinued operations		-	-	-	(0.01)
Net loss		$(0.96)	$-	$(1.30)	$(0.05)

Basic weighted average of common shares outstanding		2,322,578	2,313,569	2,320,319	2,312,346
Diluted weighted average of common shares outstanding		2,322,578	2,313,569	2,320,319	2,312,346

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,019,487)	$(115,784)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	65,607	64,692
Provision for slow moving inventory	600,000	-
Impairment of note receivable	1,516,338	-
Loss from discontinued operations	-	11,909
Stock based compensation	56,086	27,114
Deferred federal income tax	513,221	(33,512)
Changes in operating assets and liabilities:
Accounts receivable	451,225	338,158
Inventories	(265,207)	84,928
Income taxes receivable	-	(24,955)
Prepaid expenses and other assets	19,168	62,996
Accounts payable	73,717	22,498
Accrued liabilities	90,574	170,493
Deferred revenues	48,607	19,618
Net cash used in discontinued operations	-	(75,398)
Net cash provided by operating activities	149,849	552,757

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(39,177)	(256,235)
Purchase of property and equipment	-	(37,250)
Net cash used in investing activities	(39,177)	(293,485)

Net increase in cash and cash equivalents	110,672	259,272
CASH AND CASH EQUIVALENTS, beginning of period	528,876	1,169,318
CASH AND CASH EQUIVALENTS, end of period	$639,548	$1,428,590

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com